UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 9, 2016

BLACK STALLION OIL AND GAS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-55658	99-0373017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

633 W. 5th Street, 26th Floor, Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 213-223-2071

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.01 Changes in Control of Registrant

On February 9, 2016, we entered into a contractor agreement (the “February Contractor Agreement”) with Rancho Capital Management Inc. (“Rancho”). Pursuant to the April Contractor Agreement, Rancho shall serve as our technical consultant in the field of petroleum based activities for a term of five years in San Diego, California. In exchange, we are to compensate Rancho with $180,000 per year.

On April 8, 2016, we entered into a contractor agreement (the “April Contractor Agreement”) with Rancho. Pursuant to the April Contractor Agreement, Rancho provides our company with financial filings, strategy and advice regarding debt and equity financings, PIPEs and technical knowledge on financings. In exchange, we are to compensate Rancho with $120,000 per year and the term of the agreement is five years.

On April 15, 2016, we entered into a debt settlement agreement with Rancho. Pursuant to this agreement, we issued a convertible note in the aggregate amount of $50,000 to Rancho to settle $50,000 owed to Rancho from the April Contractor Agreement. The note issued to Rancho is convertible into our common shares at a 45% discount to the lowest closing bid price during the previous fifteen trading day period from any conversion notice from Rancho.

On August 1, 2016, we entered into a debt settlement agreement with Rancho. Pursuant to this agreement, we issued an aggregate of 50,000,000 common shares of our company at a deemed price of $0.001 to Rancho to settle $50,000 owed to Rancho from the April Contractor Agreement. As a result of this issuance, the balance owed to Rancho under the April Contractor Agreement is $20,000. As a result, Rancho holds approximately 52.3% of all our issued and outstanding common shares and qualifies as a change of control of our company.

James Powell is the president, sole director and sole shareholder of Rancho. As president, sole director and sole shareholder of Rancho, Mr. Powell has ownership of our company through the possession of a $50,000.00 convertible note issued by our company to Rancho and an aggregate of 50,000,000 common shares of our company. Rancho has two existing contracts for services with our company.

Mr. Powell is 42 years old. Mr. Powell’s primary experience is real estate valuation and acquisition and related activities, including appropriate financial matters. From September 2006 to the present, Mr. Powell has owned and operated JP Commercial, located in San Diego, California. JP Commercial is a commercial real estate company that specializes in the acquisition and sale of investment properties, including multi-family, retail, and commercial office buildings.

Mr. Powell previously was the president of Grid Petroleum Corporation, a publicly listed oil and gas exploration company. We have determined that Mr. Powell’s experience and guidance will be significantly beneficial to our future.

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Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Contractor Agreement between our company and Rancho Capital Management Inc. dated February 9, 2016.

10.2	Contractor Agreement between our company and Rancho Capital Management Inc. dated April 8, 2016.

10.3	Debt Settlement Agreement between our company and Rancho Capital Management Inc. dated April 15, 2016.

10.4	Debt Settlement Agreement between our company and Rancho Capital Management Inc. dated August 1, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK STALLION OIL AND GAS INC.

Date: August 30, 2016	By:	/s/ Ira Morris
Ira Morris
President and Director

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